EXHIBIT 23
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                         INDEPENDENT AUDITORS' CONSENT


Board of Directors
First National Corporation

We consent to the incorporation by reference of our Report, dated January 17, 2003, included in First National Corporation's annual report on Form 10-K for the year ended December 31, 2002, into the Registration Statement on Form S-8 (File No. 333-26029) and the Registration Statement on Form S-8 (File No. 333-103708) filed by First National Corporation with respect to the First National Corporation Employee Savings Plan, the Registration Statement on Form S-8 (File No. 333-26031) filed by First National Corporation with respect to the First National Corporation Incentive Stock Option Plan of 1996, the Registration Statement on Form S-8 (File No. 333-33092) filed by First National Corporation with respect to the First National Corporation 1999 Stock Option Plan, the Registration Statement on Form S-8 (File No. 333-90014) filed by First National Corporation with respect to the First National Corporation Employee Stock Purchase Plan and the Registration Statement on Form S-8 (file No. 333-86922) and the Registration Statement on Form S-8 (file No. 333-103707), filed by First National Corporation with respect to certain Restricted Stock Agreements.



                                      /S/ J. W. Hunt and Company, LLP
                                      ---------------------------------
                                      J. W. Hunt and Company, LLP

Columbia, South Carolina
March 20, 2003